UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2009

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Plantation Street
Worcester, Massachusetts	01605
(Address of Principal Executive Offices)	(Zip Code)

(510) 748-4900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On April 18, 2008, Advanced Cell Technology, Inc. (the "Company") filed its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the "2007 Annual Report"). The 2007 Annual Report contained an explanatory note addressing the Company's determination that it was required to amend and restate its previously issued audited consolidated financial statements and other financial information for the year ended December 31, 2006, and the unaudited consolidated financial statements for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007 (the "First Restatement Periods") as a result of errors associated with the Company's valuation of certain warrants.

Subsequent to the Company's filing of the 2007 Annual Report, in mid-May, 2008 the Company discovered that the Discounts and Deferred Issuance costs related to its outstanding debentures had been amortized over a period longer than the weighted average life of the instruments, with the result that the discounts and debt issuance costs should have been charged to interest income on a faster basis than previously reported (the "Amortization Error"). Upon learning of the error the Company has recalculated the amortization and resulting interest expense. The Company also discovered that its calculation of the weighted average shares used in calculating basic and diluted earnings per share for the twelve month period ended December 31, 2007 was in error, with the actual weighted average shares being approximately 20.2 million higher than reported (the "Share Count Error"). On June 24, 2008, the Company's management and the Audit Committee of its Board of Directors determined that it is required to amend and restate its previously issued audited consolidated financial statements and other financial information for the year ended December 31, 2007, and the unaudited consolidated financial statements for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007 (the "Second Restatement Periods" together with the First Restatement Periods, the "Relevant Periods").

Accordingly, the Company filed an amended Form 10-KSB on June 30, 2008 to correct all errors cited above only for the years ended December 31, 2007 and 2006. To correct the errors cited above for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, the Company filed amended and restated financial statements on the following dates:

•	The amended and restated March 31, 2007 financial statements were filed with the March 31, 2008 Form 10-Q on July 15, 2008.
•	The amended and restated June 30, 2007 financial statements were filed with the June 30, 2008 Form 10-Q on May 8, 2009.
•	The amended and restated September 30, 2007 financial statements were filed with the September 30, 2008 Form 10-Q on May 8, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: September 18, 2009